JNL Series Trust 485BPOS

Ex. 99.28(h)(23)(i)

PIMCO ETFs

ACQUIRED FUNDS

RULE 12d1-4

FUND OF FUNDS INVESTMENT AGREEMENT

THIS AGREEMENT is dated as of February 25, 2026, among JNL Series Trust (the “Acquiring Trust"), on behalf of itself and its separate series listed on Schedule A, as amended from time to time, severally and not jointly (each, an “Acquiring Fund” and collectively, the “Acquiring Funds”), and PIMCO ETF Trust and PIMCO Equity Series, (each an “Acquired Trust” and collectively, the “Acquired Trusts”), each on behalf of itself and its separate series listed on Schedule B, as amended from time to time or as such additional series are deemed to be added in the future, severally and not jointly (each, an “Acquired Fund” and collectively, the “Acquired Funds”).

WHEREAS, each Acquiring Fund and each Acquired Fund are registered with the U.S. Securities and Exchange Commission (“SEC”) as an investment company under the Investment Company Act of 1940, as amended, (the “1940 Act”);

WHEREAS, Section 12(d)(1)(A) of the 1940 Act, in relevant part, limits the extent to which an investment company, and any company or companies controlled by such company, may invest in shares of registered investment companies, Section 12(d)(1)(B) limits the extent to which a registered open-end investment company, its principal underwriter or any registered brokers or dealers may knowingly sell shares of such registered open-end investment company to other investment companies, or any company or companies controlled by such companies, and Section 12(d)(1)(C) limits the extent to which an investment company, and any company or companies controlled by such company, may invest in the shares of a registered closed-end investment company;

WHEREAS, Rule 12d1-4 under the 1940 Act, as amended from time to time, (the “Rule”) permits registered investment companies, such as the Acquiring Funds, to invest in shares of other registered investment companies, such as the Acquired Funds, in excess of the limits of Section 12(d)(1) of the 1940 Act subject to compliance with the conditions of the Rule;

WHEREAS, an Acquiring Fund may, from time to time, invest in shares of one or more Acquired Funds in excess of the limitations of Section 12(d)(1)(A) in reliance on the Rule; and

WHEREAS, in accordance with the Rule, the parties desire to set forth the following terms pursuant to which the Acquiring Funds may invest in the relevant Acquired Funds in reliance on the Rule.

NOW THEREFORE, in consideration of the potential benefits to the Acquiring Funds and the Acquired Funds arising out of an Acquiring Fund’s investment in an Acquired Fund, the parties, intending to be legally bound hereby, agree as follows.

1.	Terms of Investment

(a)	Each Acquiring Fund and each Acquired Fund agree as follows:

(i) Scale of investment. Upon a reasonable request by an Acquired Fund, the Acquiring Fund will use reasonable efforts to provide summary information regarding the anticipated timeline and scale of its investments in the Acquired Fund and any maximum investment limits. The Acquired Fund acknowledges and agrees that any information provided pursuant to the foregoing is not a commitment to purchase and constitutes an estimate that may differ materially from the amount, timing and manner in which a purchase order is submitted, if any.

(ii) Timing/advance notice of redemptions. Each Acquiring Fund will use reasonable efforts to spread large redemption requests (greater than 3% of the relevant Acquired Fund’s total outstanding shares) over multiple days or to provide advance notification of such large redemption requests to the relevant Acquired Fund(s) whenever practicable and only if consistent with the Acquiring Fund’s and its shareholders’ best interests. Each Acquired Fund acknowledges and agrees that any notification provided pursuant to the foregoing is not a commitment to redeem and constitutes an estimate that may differ materially from the amount, timing and manner in which a redemption request is submitted, if any. For the avoidance of doubt, in the instance where the Acquired Fund is an exchange-traded fund, the requirements of this paragraph (ii) shall not apply to transactions in which an Acquiring Fund does not redeem Acquired Fund shares even if such transaction results in the redemption of Acquired Fund shares by an Authorized Participant (as defined under Rule 6c-11 under the 1940 Act), such as where an Acquiring Fund sells shares in the secondary market.

(iii) In-kind redemptions. Each Acquiring Fund acknowledges and agrees that, if and to the extent consistent with the Acquired Fund’s registration statement, as amended and/or supplemented from time to time, and Rule 6c-11 under the 1940 Act, the Acquired Fund may honor any redemption request from an Acquiring Fund or an Authorized Participant (as defined under Rule 6c-11 under the 1940 Act) partially or wholly in-kind. For the avoidance of doubt, the parties acknowledge and agree that this paragraph (iii) shall not apply to sales of Acquired Fund shares in secondary market transactions.

(b)          In order to assist an Acquiring Fund’s investment adviser with evaluating the complexity of the structure and fees and expenses associated with an investment in an Acquired Fund, each Acquired Fund shall provide an Acquiring Fund with information on the fees and expenses of the Acquired Fund reasonably requested by the Acquiring Fund to comply with the Rule. The parties agree that, absent unusual circumstances, such information shall be limited to information contained in the relevant Acquired Fund’s then-current registration statement, as amended and/or supplemented from time to time, and shareholder reports.

2.	Representations of the Acquired Funds.

(a)           In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A) or knowing sale of shares by an Acquired Fund, to an Acquiring Fund in excess of the limitations in Section 12(1)(B), the Acquired Fund agrees to: (i) comply with all conditions of the Rule applicable to Acquired Funds, as interpreted or modified by the SEC or its staff from time to time; (ii) comply with its obligations under this Agreement, and (iii) promptly notify the Acquiring Fund if such Acquired Fund fails to comply with the Rule with respect to an investment by the Acquiring Fund, as interpreted or modified by the SEC or its staff from time to time or this Agreement.

(b) Each Acquired Fund agrees that any information regarding planned purchases or sales of shares of an Acquired Fund provided by an Acquiring Fund pursuant to Section 1(a) will be used solely for the purposes of this Agreement.

3.	Representations of the Acquiring Funds.

(a)           In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquiring Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its staff from time to time, applicable to Acquiring Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquired Fund if such Acquiring Fund fails to comply with the Rule, with respect to its investment in such Acquired Fund, as interpreted or modified by the SEC or its staff from time to time, or this Agreement.

(b)           An Acquiring Fund shall promptly notify an Acquired Fund:

(i) of any purchase or acquisition of shares in an Acquired Fund that causes such Acquiring Fund to hold 3% or more of such Acquired Fund’s total outstanding voting securities;

(ii) if it acquires an “affiliated person” (as defined under the 1940 Act) that is: (i) a broker or dealer, (ii) a bank or bank holding company, or (iii) a futures commission merchant or a swap dealer; and

(iii) in the event that it wishes to refer to one or more Acquired Funds in any prospectus and/or statement of additional information.

(c)          An Acquiring Fund shall provide an Acquired Fund with information regarding the amount of such Acquiring Fund’s investments in the Acquired Fund, and information regarding affiliates of the Acquiring Fund, upon the Acquired Fund’s reasonable request.

(d)           An Acquiring Fund and its Advisory Group (as defined in the Rule), individually or in the aggregate, will not hold more than 25% of such Acquired Fund’s total outstanding voting securities, except as the result of a decrease in the outstanding voting securities of an Acquired Fund; provided that upon such occurrence, an Acquiring Fund shall promptly notify an Acquired Fund.

(e)           Each Acquiring Fund acknowledges and understands that an Acquired Fund reserves the right to reject any purchase of shares by an Acquiring Fund or any primary market purchase of shares by an Acquiring Fund of an Acquired Fund that is an exchange-traded fund through an Authorized Participant.

4.	Indemnification.

(a)            The Acquiring Funds, severally and not jointly, agree to hold harmless, indemnify and defend the Acquired Funds and the Acquired Trusts, including any of their principals, trustees, officers, employees and agents (“PIMCO Agents”), against and from any and all losses, costs, expenses or liabilities incurred by or claims or actions (“Claims”) asserted against the Acquired Fund and/or the Acquired Trusts, including any PIMCO Agents, to the extent such Claims result from: (i) a material breach by such Acquiring Fund of any provision of this Agreement; or (ii) a violation by such Acquiring Fund of the terms and conditions of the Rule. The indemnification provided for in this paragraph shall include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending such Claims.

(b)           The Acquired Funds, severally and not jointly, agree to hold harmless, indemnify and defend the Acquiring Funds and the Acquiring Trust, including any of their principals, trustees, officers, employees and agents (“Acquiring Trust Agents”), against and from any and all losses, costs, expenses or liabilities incurred by or Claims asserted against the Acquiring Fund and/or the Acquiring Trust, including any Acquiring Trust Agents, to the extent such Claims result from: (i) a material breach by such Acquired Fund of any provision of this Agreement; or (ii) a violation by such Acquired Fund of the terms and conditions of the Rule. The indemnification provided for in this paragraph shall include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending such Claims.

(c)           To the greatest extent permitted by applicable law, and without limiting the generality of the foregoing, in no event will either party be liable for any indirect, special, incidental, punitive or consequential damages or any similar damages or losses resulting from any action or failure to act under this Agreement, and each party hereby irrevocably and unconditionally waives any right that it may have to claim and recover any such damages, even if it has informed the other party of the possibility or likelihood of such damages.

5.	Notices

All notices, including all information that either party is required to provide under the terms of this Agreement and the Rule, shall be in writing and shall be delivered by registered or overnight mail, or electronic mail to the address for each party specified below.

If to an Acquiring Trust:	If to an Acquired Trust:

Emily Bennett c/o JNL Series Trust 1 Corporate Way, Mail Code 8N41 Lansing, MI 48951 Email: emily.bennett@jackson.com	PIMCO ETF Trust Attn: Ryan Leshaw 650 Newport Center Drive Newport Beach, CA 92660 Telephone: (800) 927-4648 Email: ETFPANotification@pimco.com

With a copy to: JNAM Legal c/o Jackson National Asset Management, LLC 1 Corporate Way, Mail Code 8N41 Lansing, MI 48951 Email: JNAM-Legal@jackson.com	PIMCO Equity Series Attn: Ryan Leshaw 650 Newport Center Drive Newport Beach, CA 92660 Telephone: (800) 927-4648 Email: ETFPANotification@pimco.com

6.	Changes to Acquiring Funds and Acquired Funds.

Schedule A lists the Acquiring Funds in existence as of the date of this Agreement, and Schedule B lists the Acquired Funds in existence as of the date of this Agreement. Additional Acquiring Funds may be added to Schedule A and additional Acquired Funds may be added to Schedule B from time to time pursuant to Section 8(e) of this Agreement. Notwithstanding anything herein to the contrary, Acquired Funds may be removed from Schedule B by the applicable Acquired Trust upon 60 days’ advance written notice to the relevant Acquiring Trust(s) pursuant to Section 8(b) of this Agreement. The parties agree that in the event any such newly-added Acquiring Fund wishes to invest in an Acquired Fund in excess of the limits of Section 12(d)(1) of the 1940 Act subject to compliance with the conditions of the Rule, such investment shall be governed by the terms of this Agreement.

7.	Term, Termination, Governing Law, Assignment, Amendment.

(a)           This Agreement shall become effective as of the date first set forth above and be effective for the duration of the Acquired Funds’ and the Acquiring Funds’ reliance on the Rule, as interpreted or modified by the SEC or its staff from time to time. While the terms of the Agreement shall only be applicable to investments in Acquired Funds made in reliance on the Rule, as interpreted or modified by the SEC or its staff from time to time, the Agreement shall continue in effect until terminated pursuant to Section 7(b).

(b)           This Agreement shall continue until terminated, either in its entirety or with respect to one or more specific Acquired Fund(s) or Acquiring Fund(s), by either party upon 60 days’ advance written notice to the other party. Upon termination of this Agreement with respect to an Acquiring Fund, the Acquiring Fund may not purchase additional shares of any Acquired Fund beyond the Section 12(d)(1)(A) limits in reliance on the Rule.

(c)            This Agreement shall be governed by Delaware law without regard to choice of law principles.

(d)           This Agreement may not be assigned by either party without the prior written consent of the other.

(e)            This Agreement, with the exception of modifications of Schedule A and Schedule B consistent with Section 7 of this Agreement, may be amended or modified only by a writing that is signed by an authorized representative of each party.

(f)            In any action involving a party to this Agreement, each party agrees to look solely to the relevant individual Acquiring Fund or Acquired Fund that is involved in the matter in controversy and not to any other series of the relevant Acquiring Trust or Acquired Trust.

8.	Fund by Fund Basis.

This Agreement is executed by the Acquiring Trust, a Massachusetts business trust, on behalf of its respective Acquiring Funds, and each Acquired Trust, a Delaware statutory trust, on behalf of its respective Acquired Funds. In the case of each Acquiring Fund, a copy of the Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts. Each Acquiring Fund or Acquired Fund, as applicable, acknowledges that (i) the obligations hereunder are binding only upon the applicable Fund to which such obligations pertain and the assets and property of such Fund, and (ii) no trustee, officer, employee, agent, or shareholder assumes any personal liability for obligations entered into on behalf of a Fund; and (iii) the obligations of each Fund under this Agreement shall be several and not joint, and the assets of one Fund shall not be liable for the obligations of another Fund.

9.	Miscellaneous.

(a)           Severability. If any one or more provisions in this Agreement shall be held to be invalid, illegal or unenforceable in any respect, the remainder of this Agreement will remain in full effect.

(b)           Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement.

(c)           Survival. Sections 4. Indemnification, 7. Term, Termination, Governing Law, Assignment, Amendment, and 8. Fund by Fund Basis, shall survive the any termination hereunder.

Signature Page To Immediately Follow

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PIMCO ETF Trust

Name of Authorized Signer:	Joshua Ratner	/s/ Joshua Ratner
Title:	President	Signature

PIMCO Equity Series

Name of Authorized Signer:	Joshua Ratner	/s/ Joshua Ratner
Title:	President	Signature

JNL Series Trust,

on behalf of itself and each of the Acquiring Funds listed in Schedule A

Name of Authorized Signer:	Emily Bennett	/s/ Emily Bennett
Title:	Vice President and Assistant Secretary	Signature

SCHEDULE A – LIST OF ACQUIRING FUNDS

Acquiring Funds

The following series of JNL Series Trust:

JNL Growth ETF Allocation

JNL Moderate ETF Allocation

JNL Moderate Growth ETF Allocation

A-1

SCHEDULE B – LIST OF ACQUIRED FUNDS

PIMCO ETF Trust

●	PIMCO 0-5 Year High Yield Corporate Bond Index Exchange-Traded Fund
●	PIMCO 1-5 Year U.S. TIPS Index Exchange-Traded Fund
●	PIMCO 15+ Year U.S. TIPS Index Exchange-Traded Fund
●	PIMCO 25+ Year Zero Coupon U.S. Treasury Index Exchange-Traded Fund
●	PIMCO Broad U.S. TIPS Index Exchange-Traded Fund
●	PIMCO Investment Grade Corporate Bond Index Exchange-Traded Fund
●	PIMCO Active Bond Exchanged-Traded Fund
●	PIMCO Enhanced Short Maturity Active Exchange-Traded Fund
●	PIMCO Enhanced Short Maturity Active ESG Exchange-Traded Fund
●	PIMCO Enhanced Low Duration Active Exchange-Traded Fund
●	PIMCO Intermediate Municipal Bond Active Exchange-Traded Fund
●	PIMCO Municipal Income Opportunities Active Exchange-Traded Fund
●	PIMCO Short Term Municipal Bond Active Exchange-Traded Fund
●	PIMCO Senior Loan Active Exchange-Traded Fund
●	PIMCO Preferred and Capital Securities Active Exchange-Traded Fund
●	PIMCO Commodity Strategy Active Exchange-Traded Fund
●	PIMCO Multisector Bond Active Exchange-Traded Fund
●	PIMCO Ultra Short Government Active Exchange-Traded Fund
●	PIMCO Mortgage-Backed Securities Active Exchange-Traded Fund

PIMCO Equity Series

●	PIMCO RAFI Dynamic Multi-Factor Emerging Markets Equity ETF
●	PIMCO RAFI Dynamic Multi-Factor International Equity ETF
●	PIMCO RAFI Dynamic Multi-Factor U.S. Equity ETF
●	PIMCO RAFI ESG U.S. ETF

B-1